Exhibit 99.1

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
PROVIDES UPDATE ON FOURTH QUARTER AND FULL YEAR 2017 RESULTS

MOORESTOWN, NJ – March 14, 2018 — Cherry Hill Mortgage Investment Corporation (NYSE: CHMI) (“Cherry Hill” or the “Company”) today provided an update on its fourth quarter and full year 2017 results.

The Company is currently completing an evaluation of its amortization methodology process.  As a result, the Company is delaying its conference call initially scheduled for today while it completes the work.  Cherry Hill expects to file full results and its Form 10-K with the Securities and Exchange Commission as soon as possible and will reschedule its call at that time.

Preliminary Fourth Quarter 2017 Highlights

•	Book value of $20.44 per share at December 31, 2017, a 1.9% increase from September 30, 2017, net of the Company’s fourth quarter dividend
•	Acquired over $2 billion in conventional MSRs
•	Declared regular common dividend of $0.49 per share; annualized common dividend yield at market close was 11.6% at March 12, 2018
•	Aggregate portfolio leverage stood at 5.3x at December 31, 2017

About Cherry Hill Mortgage Investment Corporation

Cherry Hill Mortgage Investment Corporation is a real estate finance company that acquires, invests in and manages residential mortgage assets in the United States.  For additional information, visit www.chmireit.com.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, among others, statements relating to the Company’s long-term growth opportunities and strategies, expand its market opportunities and create its own Excess MSRs and its ability to generate sustainable and attractive risk-adjusted returns for stockholders. These forward looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other documents filed by the Company with the Securities and Exchange Commission.

Contact:
Cherry Hill Mortgage Investment Corporation
Investor Relations
(877) 870-7005
InvestorRelations@CHMIreit.com